                                                                      Exhibit 23

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. ; 2-69114; 2-77988; 2-77987; 2-85545; 2-94205;
33-24530; 33-24531; 33-52072; 33-52076; 33-63847; 33-64285) and to the
incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-60301) of Applied Materials, Inc. of our report dated November 22, 1995 appearing on page 48 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 21 of this Annual Report on Form 10-K.

/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP
San Jose, California
January 11 , 1996



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